UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2010

SUN HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12040	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18831 Von Karman, Suite 400 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Overview

On October 27, 2010, subsidiaries of Sabra Health Care REIT, Inc. (“Sabra”) completed a private placement of $225.0 million aggregate principal amount of 8.125% senior notes due 2018 (the “Notes”) pursuant to an indenture, dated as of October 27, 2010 (the “Indenture”), among Sabra Health Care Limited Partnership, Sabra Capital Corporation (Sabra Health Care Limited Partnership and Sabra Capital Corporation, together, the “Issuers”), Sabra (as guarantor), the other guarantors named therein (the “Guarantors”), and Wells Fargo Bank, National Association, as Trustee. The Notes were sold at par, resulting in gross proceeds of $225.0 million and net proceeds of approximately $218.8 million after deducting discounts, commissions and estimated expenses payable by the Issuers. The net proceeds have been placed in escrow pending the satisfaction or waiver of certain conditions, including certain conditions to the previously announced plan of Sun Healthcare Group, Inc. (“Sun”) to restructure its business by separating its real estate assets and its operating assets into two separate publicly-traded companies (the “Restructuring”). Upon the satisfaction or waiver of these conditions, the proceeds from the offering will be used, together with cash from Sun, to redeem Sun’s 9.125% senior subordinated notes due 2015, including accrued interest and the redemption premium.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from registration requirements.

Indenture and Notes

Interest. The Notes accrue interest at a rate of 8.125% per annum payable semiannually on May 1 and November 1 of each year, commencing on May 1, 2011. The Notes mature on November 1, 2018.

Guarantee. The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Sabra and certain of Sabra’s other existing and, subject to certain exceptions, future subsidiaries. Sun will also initially guarantee the Notes until completion of the Restructuring.

Escrow Arrangement; Special Mandatory Redemption. The net proceeds of the offering have been placed into an escrow account. Sun has deposited into the same escrow account an amount in cash such that the escrowed funds are in the aggregate sufficient to redeem the Notes at a redemption price equal to 100.75% of their initial offering price, plus accrued and unpaid interest on the Notes to the applicable redemption date. The Notes will be subject to a special mandatory redemption in the event the conditions to escrow release are not satisfied or waived by the close of business on December 31, 2010.

Optional Redemption. The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time, and from time to time, on or after November 1, 2014, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the applicable redemption date. In addition, prior to November 1, 2014, the Issuers may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest to the applicable redemption date. At any time, or from time to time, on or prior to November 1, 2013, the Issuers may redeem up to 35% of the principal amount of the Notes issued under the Indenture, using the proceeds of specific kinds of equity offerings, at a redemption price of 108.125% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date.

Ranking. The Notes and the related guarantees are senior unsecured obligations of the Issuers and the Guarantors, and rank equally in right of payment with other existing and future unsecured senior indebtedness of the Issuers and the Guarantors. The Notes are effectively junior to all of the Issuers’ and the Issuers’ consolidated subsidiaries’ secured indebtedness to the extent of the value of the collateral securing such debt, including Sabra’s proposed $100.0 million senior secured revolving credit facility and Sabra’s mortgage indebtedness, and structurally subordinated to all indebtedness of any non-guarantor subsidiaries.

Change of Control. If certain change of control events occur, the Issuers must offer to repurchase the Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the applicable repurchase date.

Other Covenants. The Indenture contains other restrictive covenants that, among other things, will restrict the ability of Sabra, the Issuers and their restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) incur or guarantee secured indebtedness; (iii) pay dividends or distributions on, or redeem or repurchase, their capital stock; (iv) make certain investments or other restricted payments; (v) sell assets; (vi) create liens on their assets; (vii) enter into transactions with affiliates; (viii) merge or consolidate or sell all or substantially all of their assets; and (ix) create restrictions on the ability of Sabra and its restricted subsidiaries to pay dividends or other amounts to Sabra. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

Events of Default. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding Notes may become due and payable immediately.

Registration Rights Agreement

Sabra, the Issuers and certain other guarantors have entered into a Registration Rights Agreement, dated October 27, 2010 (the “Registration Rights Agreement”), with the initial purchasers of the Notes. Under the Registration Rights Agreement, Sabra, the Issuers and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for a new issue of substantially identical registered notes or, in certain circumstances, to file a shelf registration statement with respect to the Notes. In the event that Sabra, the Issuers and the Guarantors fail to satisfy this obligation, the Issuers will be required to pay additional interest to the holders.

The foregoing descriptions of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of October 27, 2010, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement, dated October 27, 2010, by and among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors listed therein and the initial purchasers of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/S/ MIKE BERG
Name:	Mike Berg
Title:	Secretary

Dated: October 27, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated October 27, 2010, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement, dated October 27, 2010, by and among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors listed therein and the initial purchasers of the Notes.